PACIFIC CORPORATE TRUST COMPANY

625 Howe Street – 10th Floor Vancouver BC V6C 3B8

T: (604) 689-9853 F: (604) 689-8144

June 3, 2004

British Columbia Securities Commission

PO Box 10142 Pacific Centre

701 West Georgia Street 9th Floor

Vancouver, BCV7Y 1L2

Dear Sirs:

As per National Instrument 54-101 requirements, please be advised of the following:

Issuer: Bi-Optic Ventures Inc.

ISIN:   CA0886181035

Meeting Date:                               August 4, 2004

Record Date for Notice:                      June 25, 2004

Record Date for Voting:                      June 25, 2004

Beneficial Ownership Determination Date:     June 25, 2004

Class of Securities Entitled to Receive Notice:     Common

Class of Securities Entitled to Vote:               Common

Business Type:                                 Non-Routine

OBO Distribution Payment:     Issuer will not pay for OBOs

Material Distributed to:                       All Holders

If you require further information, please contact:

"Yasmin Juma"

Yasmin Juma

PACIFIC CORPORATE TRUST COMPANY

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cc: Alberta Securities Commission cc: P.E.I. Securities Commission

cc: Manitoba Securities Commission cc: Quebec Securities Commission

cc: New Brunswick Securities Commission cc: Saskatchewan Securities Commission

cc: Newfoundland Securities Commission cc: Registrar of Securities - NT

cc: Nova Scotia Securities Commission cc: Registrar of Securities - YT

cc: Ontario Securities Commission cc: Nunavut

cc: TSX Venture Exchange cc: CDS Inc.